                                                                  Conformed Copy

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                  -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                  -----------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

              New York                                    16-1057879
              (Jurisdiction of incorporation            (I.R.S. Employer
               or organization if not a U.S.            Identification No.)
               national bank)

              140 Broadway, New York, N.Y.              10005-1180
              (212) 658-1000                            (Zip Code)
              (Address of principal executive offices)

                                Charles E. Bauer
                                  Vice President
                                  140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-1792
           (Name, address and telephone number of agent for service)

                       BANKERS TRUST NEW YORK CORPORATION
              (Exact name of obligor as specified in its charter)

              New York                                13-6180473
              (State or other jurisdiction            (I.R.S. Employer
              of incorporation or organization)       Identification No.)

              130 Liberty Street
              New York, New York                      10006
              (212) 250-2500                          (Zip Code)
              (Address of principal executive offices)

                                DEBT SECURITIES
                        (Title of Indenture Securities)

                                    General
Item 1. General Information.
        --------------------

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

         State of New York Banking Department.

         Federal Deposit Insurance Corporation, Washington, D.C.

         Board of Governors of the Federal Reserve System,
         Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. Affiliations with Obligor.
        --------------------------

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

Item 16.  List of Exhibits.
          -----------------


Exhibit
-------

T1A(i)                                         *       -      Copy of the Organization Certificate of
                                                              Marine Midland Bank.

T1A(ii)                                        *       -      Certificate of the State of New York
                                                              Banking Department dated December 31,
                                                              1993 as to the authority of Marine Midland
                                                              Bank to commence business.

T1A(iii)                                               -      Not applicable.

T1A(iv)                                        *       -      Copy of the existing By-Laws of Marine
                                                              Midland Bank as adopted on January 20,
                                                              1994.

T1A(v)                                                 -      Not applicable.

T1A(vi)                                        *       -      Consent of Marine Midland Bank required
                                                              by Section 321(b) of the Trust Indenture
                                                              Act of 1939.

T1A(vii)                                               -      Copy of the latest report of condition of
                                                              the trustee (March 31, 1997), published
                                                              pursuant to law or the requirement of its
                                                              supervisory or examining authority.

T1A(viii)                                              -      Not applicable.

T1A(ix)                                                -      Not applicable.

    * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 1st day of August, 1997.



                                       MARINE MIDLAND BANK


                                       By: /s/ Metin Caner
                                          --------------------------------------
                                            Metin Caner
                                            Vice President

                                                               EXHIBIT T1A (VII)

                                                    Board of Governors of the
                                                    Federal Reserve System
                                                    OMB Number: 7100-0036

                                                    Federal Deposit Insurance
                                                    Corporation
                                                    OMB Number: 3064-0052

                                                    Office of the Comptroller of
                                                    the Currency
                                                    OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL  Expires March 31, 1999
--------------------------------------------------------------------------------
                                                                             [1]
This financial information has not been reviewed, or confirmed for accuracy or relevance, by the Federal Reserve System.

                                                   Please refer to page i,
                                                   Table of Contents, for
                                                   the required disclosure
                                                   of estimated burden.

-----------------------------------------------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031
                                                               (950630)
REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1997                -----------
                                                              (RCRI 9999)

This report is required by law; 12 U.S.C. (S)324       This report form is to be filed by banks with branches and
 (State member banks); 12 U.S.C. (S) 1817 (State       consolidated subsidiaries in U.S. territories and possessions,
 nonmember banks); and 12 U.S.C. (S)161 (National      Edge or Agreement subsidiaries, foreign branches, consoli-dated
 banks).                                               foreign subsidiaries, or International Banking Facilities.
-----------------------------------------------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be      The Reports of Condition and Income are to be prepared in
 signed by an authorized officer and the Report of     accordance with Federal regulatory authority instructions.
 Condition must be attested to by not less than two    NOTE: These instructions may in some cases differ from
 directors (trustees) for State nonmember banks and    generally accepted accounting principles.
 three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller        We, the undersigned directors (trustees), attest to the
   --------------------------------------------        correctness of this Report of Condition (including the
  Name and Title of Officer Authorized to Sign Report  supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been
of the named bank do hereby declare that these         prepared in conformance with the instructions issued by the
Reports of Condition and Income (including the         appropriate Federal regulatory authority and is true and
supporting schedules) have been prepared in            correct.
conformance with the instructions issued by the
appropriate Federal regulatory authority and are
true to the best of my knowledge and believe.          /s/ Henry J. Nowak
                                                       ----------------------------------------------------------------
                                                       Director (Trustee)

  /s/ Gerald A. Ronning                                /s/ Bernard J. Kennedy
-----------------------------------------------------  ----------------------------------------------------------------
Signature of Officer Authorized to Sign Report         Director (Trustee)

                                                       /s/ Northrup R. Knox
       4/28/97                                         ----------------------------------------------------------------
-----------------------------------------------------  Director (Trustee)
Date of Signature
-----------------------------------------------------------------------------------------------------------------------
FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided.  If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite
 204, Crofton, MD 21114.
------------------------------------------------------------------------------------------------------------------------------------

FDIC Certificate Number          0  0  5  8  9
                               -----------------
                                 (RCRI 9030)


                NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
      Name of Bank                City

in the state of New York, at the close of business
March 31, 1997


ASSETS
         Thousands
         of dollars
Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin............................  $ 1,026,267
   Interest-bearing balances....................    2,219,196
   Held-to-maturity securities..................            0
   Available-for-sale securities................    3,728,393

   Federal funds sold and securities purchased
   under agreements to resell...................    1,830,419

Loans and lease financing receivables:

   Loans and leases net of unearned
   income.................... 21,110,911
   LESS: Allowance for loan and lease
   losses.....................   441,315
   LESS: Allocated transfer risk reserve  0

   Loans and lease, net of unearned
   income, allowance, and reserve...............   20,669,596
   Trading assets...............................    1,005,199
   Premises and fixed assets (including
   capitalized leases)..........................      217,027

Other real estate owned.........................       18,586
Investments in unconsolidated
subsidiaries and associated companies...........            0
Customers' liability to this bank on
acceptances outstanding.........................       21,351
Intangible assets...............................      495,502
Other assets....................................      709,342
Total assets....................................   31,940,878


LIABILITIES

Deposits:
   In domestic offices..........................   20,236,232

   Noninterest-bearing..........................    4,166,679

   Interest-bearing.............................   16,069,553

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..........................    2,639,327

   Noninterest-bearing..........................            0
   Interest-bearing.............................    2,639,327

Federal funds sold and securities purchased
   under agreements to resell...................    3,281,586
Demand notes issued to the U.S. Treasury              197,415
Trading Liabilities.............................      267,837

Other borrowed money:
   With a remaining maturity of one year
   or less......................................    1,800,280
   With a remaining maturity of more than
   one year.....................................      371,195
Bank's liability on acceptances
executed and outstanding........................       21,351
Subordinated notes and debentures...............      497,585
Other liabilities...............................      525,585
Total liabilities...............................   29,838,393
Limited-life preferred stock and
related surplus.................................            0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.........................................            0
Common Stock....................................      205,000
Surplus.........................................    1,983,378
Undivided profits and capital reserves..........      (76,867)
Net unrealized holding gains (losses)
on available-for-sale securities................       (9,026)
Cumulative foreign currency translation
adjustments.....................................            0
Total equity capital............................    2,102,485
Total liabilities, limited-life
preferred stock, and equity capital.............   31,940,878